UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011 (October 14, 2011)

ASBURY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31262	01-0609375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 418 - 8200

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2011, Asbury Automotive Group, Inc. (the “Company”) and certain of its subsidiaries entered into a senior secured credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, JPMorgan Chase Bank, N.A. (“JPMorgan”) and Wells Fargo Bank, N.A., as co-syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager, and the other lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides for a credit facility consisting of a (i) $175.0 million revolving credit facility (the “Revolving Credit Facility”) with a $50.0 million sublimit for letters of credit, (ii) $625.0 million new vehicle revolving floorplan facility (the “New Vehicle Floorplan Facility”), and (iii) $100.0 million used vehicle revolving floorplan facility (the “Used Vehicle Floorplan Facility” and, together with the Revolving Credit Facility and the New Vehicle Floorplan Facility, the “Senior Credit Facilities”), in each case subject to limitations on borrowing availability as set out in the Credit Agreement. Subject to the compliance with certain conditions, the Credit Agreement provides that the Company and its dealership subsidiaries that are borrowers under the Senior Credit Facilities (collectively, the “Borrowers”) have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the Revolving Credit Facility by up to $50.0 million without lender consent. The Credit Agreement also provides that the Borrowers have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the New Vehicle Floorplan Facility and the Used Vehicle Floorplan Facility by up to $225.0 million in the aggregate without lender consent and also subject to the compliance with certain conditions.

In connection with its entry into the Credit Agreement, the Company terminated its $150.0 million revolving credit facility under which Bank of America acted as administrative agent, and its $50.0 million used vehicle floor plan facility with JPMorgan and Bank of America, neither of which had any material amounts outstanding thereunder as of the termination thereof. Also in connection therewith, the Company used borrowings under the New Vehicle Floorplan Facility to repay amounts outstanding under, and terminate, substantially all of its inventory financing (“floor plan”) facilities, other than the floor plan facilities relating to the financing of new Ford and Lincoln vehicles, and certain loaner vehicles, which remain in place. Proceeds from borrowings from time to time under the (i) Revolving Credit Facility may be used for, among other things, acquisitions, working capital and capital expenditures; (ii) New Vehicle Floorplan Facility may be used to finance the acquisition of new vehicle inventory and to refinance new vehicle inventory at acquired dealerships; and (iii) Used Vehicle Floorplan Facility may be used to finance the acquisition of used vehicle inventory and for, among other things, other working capital and capital expenditures, as well as to refinance used vehicles.

Borrowings under the Revolving Credit Facility bear interest, at the option of the Company, based on the London Interbank Offered Rate (“LIBOR”) plus 2.50% or the Base Rate (as described below) plus 1.50%. The Base Rate is the highest of the (i) Bank of America prime rate, (ii) Federal Funds rate plus 0.50%, and (iii) one month LIBOR plus 1.0%. After the Company delivers a certificate with respect to its total lease adjusted leverage ratio (as defined in the Credit Agreement) as of December 31, 2011 (the “2011 Compliance Certificate”) to Bank of America, as agent, the applicable margin for borrowings under the Revolving Credit Facility will range from 1.75% to 2.75% for LIBOR-based borrowings and 0.75% to 1.75% for Base Rate-based borrowings, in each case based on the Company’s total lease adjusted leverage ratio.

Borrowings under the New Vehicle Floorplan Facility bear interest, at the option of the Company, based on LIBOR plus 1.5% or the Base Rate plus 0.50%. Borrowings under the Used Vehicle Floorplan Facility bear interest, at the option of the Company, based on LIBOR plus 1.75% or the Base Rate plus 0.75%.

In addition to the payment of interest on borrowings outstanding under the Senior Credit Facilities, the Borrowers are required to pay a commitment fee on the total commitments under the Senior Credit Facilities. The fee for commitments under the Revolving Credit Facility is 0.35% per annum prior to delivery of the 2011 Compliance Certificate, and will range from 0.30% to 0.50% per annum after the Compliance Certificate is delivered, based on the Company’s total lease adjusted leverage ratio. The fees for commitments under the New Vehicle Facility Floorplan and the Used Vehicle Facility Floorplan are 0.20% per annum and 0.25% per annum, respectively. The fees are payable quarterly, beginning on December 5, 2011.

The Senior Credit Facilities mature, and all amounts outstanding thereunder will be due and payable, on October 14, 2016.

The representations and covenants contained in the Credit Agreement are customary for financing transactions of this nature including, among others, a requirement to comply with a minimum consolidated current ratio and consolidated fixed charge coverage ratio (each as defined in the Credit Agreement) and a maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Credit Agreement. In addition, certain other covenants could restrict the Company’s ability to incur additional debt, pay dividends or acquire or dispose of assets.

The Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. In certain instances, an event of default under either the Revolving Credit Facility or the Used Vehicle Floorplan Facility could be, or result in, an event of default under the New Vehicle Floorplan Facility, and vice versa. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The Secured Credit Facilities are guaranteed by each existing, and will be guaranteed by each future, direct and indirect domestic subsidiary of the Company, other than, at the option of the Company, any immaterial subsidiary. The Floorplan Facilities are each also guaranteed by the Company. The obligations under each of the Revolving Credit Facility and the Used Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Company and the guarantors. The obligations under the New Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the borrowers under the New Vehicle Floorplan Facility.

Certain of the lenders under the Credit Agreement, or their affiliates, were lenders under various of the Company’s floor plan facilities which were repaid and terminated in connection with the entry into the Senior Credit Facilities and, as such, received payments in an amount equal to the outstanding amounts under such facilities. In addition, the Company and certain of its affiliates may also have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the Senior Credit Facilities and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.

On October 17, 2011, the Company issued a press release announcing the entry into the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

The foregoing description of the Senior Credit Facilities is qualified in its entirety by reference to the Credit Agreement, each of the guarantees, the security agreement and the escrow and security agreement, each of which was entered into in connection therewith, and copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Senior Credit Facilities contained above under Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2011, Scott J. Krenz, the Company’s Senior Vice President and Chief Financial Officer, entered into a severance agreement with the Company, effective as of July 27, 2011 (the “Severance Agreement”). Subject to executing a general release in favor of the Company, (i) in the event Mr. Krenz’s employment is terminated prior to July 27, 2014 without cause or (ii) if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished, and such action does not involve a change in control of the Company, Mr. Krenz will be entitled to receive severance payments equal to one year of base salary, a pro-rated bonus and benefits continuation for one year. After July 27, 2014, if Mr. Krenz’s employment is terminated without cause within two years following a change in control, he will be entitled to one year of base salary, a pro-rated bonus and benefits continuation for one year. Mr. Krenz will not be entitled to severance benefits in the event of termination due to death, disability, retirement, voluntary resignation or cause. In addition, the Severance Agreement contains customary non-compete, non-disclosure and non-solicitation provisions in favor of the Company.

The information set forth above is qualified in its entirety by reference to the Severance Agreement between the Company and Mr. Krenz, a copy of which is filed as Exhibit 10.6 to this Current Report, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Credit Agreement, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc., as Borrower, certain of its Subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other Lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Manager.

10.2	Guaranty, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.3	Guaranty, dated as of October 14, 2011, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.4	Security Agreement, dated as of October 14, 2011, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.5	Escrow & Security Agreement, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.6	Severance Pay Agreement for Key Employee between Asbury Automotive Group, Inc. and Scott Krenz.

99.1	Press release, dated October 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC

By:	/S/ RYAN T. MARSH
Name:	Ryan T. Marsh
Title:	VP, Treasurer

Date: October 17, 2011

EXHIBIT INDEX

Number	Exhibit

10.1	Credit Agreement, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc., as Borrower, certain of its Subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other Lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Manager.

10.2	Guaranty, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.3	Guaranty, dated as of October 14, 2011, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.4	Security Agreement, dated as of October 14, 2011, by and among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.5	Escrow & Security Agreement, dated as of October 14, 2011, by and among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.6	Severance Pay Agreement for Key Employee between Asbury Automotive Group, Inc. and Scott Krenz.

99.1	Press release, dated October 17, 2011.